FORM 8-K


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

       Date of Report (Date of earliest event reported): January 26, 2000


                          THE HARTCOURT COMPANIES INC.
            (Exact name of registrant as specified in its charter.)


                                      Utah
                    (State of incorporation or organization)


                                   001-12671
                            (Commission File Number)


                                   87-0400541
                      (I.R.S. Employee Identification No.)


             1196 East Willow Street, Long Beach, California 91730
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (562) 426-9796

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Item 5.       Other Events

              On January 26, 2000, The Hartcourt Companies, Inc. ("Hartcourt") completed a private placement of 227,445 Units and a Class II Warrant to PYR Management LLC ("PYR") for $3,000,000 pursuant to a Regulation D Subscription Agreement ("Agreement"). Each Unit consists of one share of Hartcourt common stock and a Class I Warrant to purchase one additional share of Hartcourt common stock at the Unit Price, subject to adjustment upon certain events. The Class II Warrant entitles PYR to purchase additional shares of Hartcourt common stock at par value solely upon the occurrence of certain events. Hartcourt has also agreed under a Registration Rights Agreement to file a registration statement to register the shares of Hartcourt common stock, including the shares issuable upon exercise of the Class I Warrant and Class II Warrant, under the Securities Act of 1933 for resale by PYR. As part of the Agreement, Hartcourt granted PYR an option to purchase up to $5,000,000 of additional Units and a Class II Warrant within five
              (5) trading days after the effectiveness of the registration statement. The Units were placed by Dunwoody Brokerage Services, Inc. The Agreement, the Registration Rights Agreement, the Class I Warrant, the Class II Warrant and other ancillary documents are, by this reference, incorporated herein.

Item 7.       Financial Statements and Exhibits

              a)  Financial Statements - None

              b)  Exhibits

                  Exhibit 10.1 Regulation D Subscription Agreement between PYR Management LLC and The Hartcourt Companies, Inc.

                                    SIGNATURE



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE HARTCOURT COMPANIES INC.
                                        (Registrant)

Dated: February 3, 2000                 By:  /s/  Alan Phan
                                             ----------------------------------
                                                  Dr. Alan Phan
                                                  Chairman

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